Exhibit 3.3

Delaware	PAGE 1
The First State
     I, HARRIET SMITH WINDSOR, SECRETARY OF STATE OF THE STATE OF DELAWARE, DO HEREBY CERTIFY THE ATTACHED ARE TRUE AND CORRECT COPIES OF ALL DOCUMENTS ON FILE OF “CCI/ARD, INC.” AS RECEIVED AND FILED IN THIS OFFICE.
     THE FOLLOWING DOCUMENTS HAVE BEEN CERTIFIED:
     CERTIFICATE OF INCORPORATION, FILED THE THIRTIETH DAY OF NOVEMBER, A.D. 2000, AT 1 O’CLOCK P.M.
     CERTIFICATE OF CHANGE OF REGISTERED AGENT, FILED THE EIGHTEENTH DAY OF MARCH, A.D. 2002, AT 9 O’CLOCK A.M.
     AND I DO HEREBY FURTHER CERTIFY THAT THE AFORESAID CERTIFICATES ARE THE ONLY CERTIFICATES ON RECORD OF THE AFORESAID CORPORATION, “CCI/ARD, INC.”.

	[Seal]	/s/ Harriet Smith Windsor
Harriet Smith Windsor, Secretary of State
3322705 8100H		AUTHENTICATION: 4616025

060281059	DATE: 03-23-06

Exhibit 3.3

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 01:00 PM 11/30/2000
001598909 – 3322705
CERTIFICATE OF INCORPORATION
OF
CCI/ARD, INC.
     I, the undersigned natural person acting as an incorporator of a corporation (hereinafter called the “Corporation”) under the General Corporation Law of the State of Delaware, do hereby adopt the following Certificate of Incorporation for the Corporation:
     FIRST: The name of the Corporation is CCI/ARD, Inc.
     SECOND: The registered office of the Corporation in the State of Delaware is located at Corporation Trust Center, 1209 Orange Street, in the City of Wilmington, County of New Castle. The name of the registered agent of the Corporation at such address is The Corporation Trust Company.
     THIRD: The purpose for which the Corporation is organized is to engage in any and all lawful acts and activity for which corporations may be organized under the General Corporation Law of Delaware. The Corporation will have perpetual existence.
     FOURTH: The total number of shares of stock which the Corporation shall have authority to issue is 1,000 shares, par value $.01 per share, designated Common Stock.
     FIFTH: The name of the incorporator of the Corporation is Michael S. Colvin, and the mailing address of such incorporator is 100 Crescent Court, Suite 1300, Dallas, Texas 75201-6950.
     SIXTH: The number of directors constituting the initial board of directors is one, (1), and the name and mailing address of the poison who is to serve as director until the first annual meeting of stockholders or until his successor is elected and qualified is:

Richard Rew	6207 Bee Cave Road
Austin, Texas 78746
     SEVENTH: Directors of the Corporation need not be elected by written ballot unless the bylaws of the Corporation otherwise provide.
     EIGHTH: The directors of the Corporation shall have the power to adopt, amend, and repeal the bylaws of the Corporation.
     NINTH; No contract or transaction between the Corporation and one or more of its directors, officers, or stockholders or between the Corporation and any person (as used herein

“person” means other corporation, partnership, association, firm, trust, joint venture, political subdivision, or instrumentality) or other organization in which one or more of its directors, officers, or stockholders are directors, officers, or stockholders, or have a financial interest, shall be void or voidable solely for this reason, or solely because the director or officer is present at or participates in the meeting of the board or committee which authorizes the contract or transaction, or solely because his, her, or their votes are counted for such purpose, if (i) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the board of directors or the committee, and the board of directors or committee in good faith authorizes the contract or transaction by the affirmative votes of a majority of the disinterested directors, even though the disinterested directors be less than a quorum; or (ii) the material facts as to his or her relationship or interest and as to the contract or transaction are disclosed or are known to the stockholders entitled to vote thereon, and the contract or transaction is specifically approved in good faith by vote of the stockholders; or (iii) the contract or transaction is fair as to the Corporation as of the time it is authorized, approved, or ratified by the board of directors, a committee thereof, or the stockholders. Common or interested directors may be counted in determining the presence of a quorum at a meeting of the board of directors or of a committee which authorizes the contract or transaction.
     TENTH: The Corporation shall indemnify any person who was, is, or is threatened to be made a party to a proceeding (as hereinafter defined) by reason of the fact that he or she (i) is or was a director or officer of the Corporation or (ii) while a director or officer of the Corporation, is or was serving at the request of the Corporation as a director, officer, employee or agent of another foreign or domestic corporation, partnership, joint venture, trust, or other enterprise, to the fullest extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. Such right shall be a contract right and as such shall run to the benefit of any director or officer who is elected and accepts the position of director or officer of the Corporation or elects to continue to serve as a director or officer of the Corporation while this Article Tenth is in effect. Any repeal or amendment of this Article Tenth shall be prospective only and shall not limit the rights of any such director or officer or the obligations of the Corporation with respect to any claim arising from or related to the services of such director or officer in any of the foregoing capacities prior to any such repeal or amendment to this Article Tenth. Such right shall include the right to be paid by the Corporation expenses (including attorneys’ fees) incurred in defending any such proceeding in advance of its final disposition to the maximum extent permitted under the Delaware General Corporation Law, as the same exists or may hereafter be amended. If a claim for indemnification or advancement of expenses hereunder is not paid in full by the Corporation within sixty (60) days after a written claim has been received by the Corporation, the claimant may at any time thereafter bring suit against the Corporation to recover the unpaid amount of the claim, and if successful in whole or in part, the claimant shall also be entitled to be paid the expenses of prosecuting such claim. It shall be a defense to any such action that such indemnification or advancement of costs of defense are not permitted under the Delaware General Corporation Law, but the burden of proving such defuse shall be on the Corporation. Neither the failure of the Corporation (including its board of directors or any committee thereof independent legal counsel, or stockholders) to have made its determination prior to the commencement of such action that indemnification of or advancement of costs of defense to, the claimant is permissible in the circumstances nor an actual determination by the Corporation (including its board of directors or any committee thereof, independent legal counsel, or stockholders) that such indemnification or advancement is not permissible shall be a defense to the action or create a presumption that such indemnification or advancement is not permissible. In the event of the death of any person having a right of indemnification under the foregoing provisions, such right shall inure to the benefit of his or her heirs, executors, administrators, and personal representatives. The rights conferred above shall not be exclusive of any other right which any person may have or hereafter acquire under any statute, by-law, resolution of stockholders or directors, agreement, or otherwise.
     The Corporation may additionally indemnify any employee or agent of the Corporation to the frilled extent permitted by law.
     As used herein, the term “proceeding” means any threatened, pending. or completed action, suit, or proceeding, whether civil, criminal, administrative, arbitrative, or investigative (other than an action by or in the right of the corporation), any appeal in such an action, suit, or proceeding, and any inquiry or investigation that could lead to such an action, suit, or proceeding.
     ELEVENTH: A director of the Corporation shall not be personally liable to the Corporation or its stockholders for monetary damages for breach of fiduciary duty as a director, except for liability (i) for any breach of the director’s duty of loyalty to the Corporation or its stockholders, (ii) for acts or omissions not in good faith or which involve intentional misconduct or knowing violation of law, (iii) under Section 174 of the Delaware General Corporation Law, or (iv) for any transaction from which the director derived an improper personal benefit. Any repeal or amendment of this Article Eleventh by the stockholders of the Corporation shall be prospective only, and shall not adversely affect any limitation on the personal liability of a director of the Corporation arising from an act or omission occurring prior to the time of such repeal or amendment In addition to the circumstances in which a director of the Corporation is not personally liable as set forth in the foregoing provisions of this Article Eleventh, a director shall not be liable to the Corporation or its stockholders to such further extent as permitted by any law hereafter enacted, including without limitation any subsequent amendment to the Delaware General Corporation Law.
     TWELFTH: The Corporation expressly elects not to be governed by Section 203 of the General Corporation Law of Delaware.

     I, the undersigned, for the purpose of forming the Corporation under the laws of the State of Delaware, do make, file, and record this Certificate of Incorporation and do certify that this is my act and deed and that the facts stated herein are true and, accordingly, I do hereunto act my hand on this 30th day of November, 2000.

/s/ Michael S. Colvin
Michael S. Colvin

STATE OF DELAWARE
SECRETARY OF STATE
DIVISION OF CORPORATIONS
FILED 09:00 AM 03/18/2002
020175127 – 3322705
CERTIFICATE OF CHANGE OF LOCATION OF REGISTERED OFFICE
AND OF REGISTERED AGENT
It is hereby certified that:
          1. The name of the corporation (hereinafter called the “corporation”) is
CCI/ARD, INC.
          2. The registered office of the corporation within the State of Delaware is hereby changed to 2711 Centerville Road, Suite 400, City of Wilmington 19808, County of New Castle.
          3. The registered agent of the corporation within the State of Delaware is hereby changed to Corporation Service Company, the business office of which is identical with the registered office of the corporation as hereby changed.
          4. The corporation has authorized the changes hereinbefore set forth by resolution of its Board of Directors.
Signed on February 28, 2002

/s/ Richard Rew
RICHARD REW, Secretary